UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2006

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(847) 646-2000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

In connection with the previously announced departure of Mr. David S. Johnson as President, North America Commercial of Kraft Foods Inc. (“Kraft”), Kraft and Mr. Johnson entered into a Separation Agreement and General Release effective as of October 19, 2006 (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Johnson will be paid his regular salary through October 31, 2006 (the “Termination Date”). After May 1, 2007, Mr. Johnson will receive the following separation payments from Kraft: (i) by May 10, 2007, a lump sum payment, less applicable withholding, equal to six (6) months of Mr. Johnson’s base salary in effect on the Termination Date; and (ii) twelve (12) months of his salary to be paid on a salary continuation basis, at his bi-weekly base salary in effect on the Termination Date, from May 1, 2007 through April 30, 2008 (the “Salary Continuation Period”).

Mr. Johnson will also receive (i) a payment in respect of his 2006 annual incentive award under the Kraft Management Incentive Plan, to be paid on the basis of Mr. Johnson’s individual target percentage and the actual business unit rating for Kraft for full fiscal year 2006, as determined by the Compensation Committee of Kraft’s Board of Directors (the “Committee”), pro-rated from January 1, 2006 through the Termination Date, (ii) a payment in respect of his 2004-2006 Long-Term Incentive Plan (“LTIP”) award, to be paid on the basis of Mr. Johnson’s individual target percentage and the actual Kraft LTIP rating, as determined by the Committee, pro-rated from January 1, 2004 through the Termination Date, and (iii) by October 31, 2006, a lump sum payment, less required deductions, of $1,877,000. Mr. Johnson will be entitled to exercise any vested stock options that he holds in Altria Group, Inc. and Kraft pursuant to the terms of the applicable option grant up until 12 months from his Termination Date. Mr. Johnson will forfeit any right to his unvested 2004, 2005 and 2006 Kraft restricted stock awards.

Mr. Johnson will be eligible to receive Kraft medical, dental, life, long-term disability and personal accident insurance coverage pursuant to the terms of these Kraft benefit plans as if he were an employee until April 30, 2008 subject to agreeing to reimburse Kraft for the costs of such medical and dental insurance coverage. Mr. Johnson will also be credited with pension service under Kraft’s Retirement Plan (both qualified and non-qualified) from November 1, 2006 through April 30, 2008.

In consideration for the payments to be received by Mr. Johnson under the Separation Agreement, Mr. Johnson agreed pursuant to the Separation Agreement (i) not to work for specified competitors of Kraft through October 31, 2007, (ii) not to solicit Kraft’s employees through October 31, 2007, (iii) to certain confidentiality and non-disparagement obligations and (iv) subject to specified conditions, to cooperate with Kraft with respect to the defense of any matter in which he was involved during his employment with Kraft.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the complete terms and conditions of the Separation Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) The following exhibit is being filed with this Current Report on Form 8-K:

10.1	Separation Agreement and General Release dated as of October 19, 2006 between Kraft Foods Inc. and David S. Johnson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.

/s/ Marc S. Firestone
	Name:	Marc S. Firestone

	Title:	Executive Vice President, Corporate & Legal Affairs, and General Counsel

Date: October 24, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement and General Release dated as of October 19, 2006 between Kraft Foods Inc. and David S. Johnson